FOR IMMEDIATE RELEASE
June 29, 2005

For further information contact:
Kevin M. McCloskey
Senior Vice President and Chief Operating Officer
Synergy Financial Group, Inc.
(800) 693-3838, extension 3292

                          Synergy Financial Group, Inc.
                        Increases Quarterly Cash Dividend

Cranford, New Jersey, June 29, 2005 - John S. Fiore, President and Chief Executive Officer of Synergy Financial Group, Inc. (NASDAQ: SYNF) (the "Company"), the holding company of Synergy Bank and Synergy Financial Services, Inc., announced today that the Company's Board of Directors declared a quarterly cash dividend of $0.05 per common share at its June 28, 2005 meeting, representing an increase of $0.01, or 25 percent, from the Company's former quarterly cash dividend of $0.04. The dividend will be paid on July 29, 2005 to stockholders of record on July 15, 2005.

Synergy Financial Group, Inc. is the holding company for Synergy Bank and Synergy Financial Services, Inc. The Company is a financial services company that provides a diversified line of products and services to individuals and small- to mid-size businesses. Synergy offers consumer banking, mortgage lending, commercial banking, consumer finance, Internet banking, and financial services through a network of 19 branch offices located in Middlesex, Monmouth, Morris, and Union counties New Jersey.

                                    # # # # #